Exhibit 10.1

This agreement will enter into force and be binding on Company only upon receipt of the full funding under the raising of USD 2.91 million of February, 2024

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the “Agreement”) is made and entered into effective the 15th day of February 2024 by and between IR Agency LLC (the “Consultant”) and SMX (Security Matters) Public Limited Company (the “Client”).

WHEREAS, the Consultant represented that it is in the business of preparing, from publicly available information, advertisements (each an “Advertisement”) consisting of profiles of corporations, paying Newsletters to disseminate information and building a digital community of potential investors for the Client. Please see below for breakdown of exact services to be rendered.

WHEREAS, the Client wishes to retain the Consultant to provide Investor Relation-related services in the scope described in Annex A (“ Services”); and

WHEREAS, the Consultant is ready, willing and able to render the Services to the Client.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows.

1. Consulting Services. The Client hereby retains the Consultant to perform the Services with respect to the company, SMX (Security Matters) Public Limited Company (trading symbol: “SMX”) (the “Company”) , and report to Company on by-weekly basis of its performance, for the whole duration of this Agreement (and Company may terminated this Agreement at any time, if Consultant does not perform the Services in full)and the Consultant hereby accepts and agrees to such retention and agrees not to make any action that may be illegal or may cause reputational damage to the Client. Consultant does not make any representation about the response, if any, to the public release of the Advertisement for the Company. Consultant shall provide its Services in a professional manner using reasonable commercial efforts.

It is acknowledged and agreed by the Client that the Consultant carries no professional licenses, and is not rendering, or undertaking to render, any legal or investment advice nor is it acting as an investment advisor or broker/dealer within the meaning of the applicable federal and state securities laws. The Client acknowledges and agrees that (a) it and its affiliates each have relied and will continue to rely on the advice of its own legal, regulatory, and securities law advisors for all matters and (b) neither the Client nor any of its affiliates has received, or has relied upon, the advice of Consultant or any of its affiliates regarding legal, regulatory, or securities law matters.

2. The Services of the Consultant shall not be exclusive to the Client, and the Client acknowledges that Consultant will be performing similar Services for other clients and Consultant shall be free to perform Services for such other persons.

3. Independent Contractor. Nothing contained herein shall be considered as creating a relationship of agent-principal, employer-employee or joint venturers between the Consultant and either the Client or the Company. Without limiting the generality of the foregoing, Consultant is not authorized to bind the Client to any liability or obligation or to represent that Consultant has any such authority. The Client shall not make social security, worker’s compensation or unemployment insurance payments on behalf of Consultant. Consultant at all times shall act hereunder as an independent contractor and not as a fiduciary of the Client. The engagement of Consultant hereunder is not deemed to be on behalf of, and is not intended to confer rights upon, the Company or any stockholder of the Company or any other person not a party hereto as against Consultant or any of Consultant’s members, directors, officers, agents or employees. The Client shall be entitled to exercise broad general power of supervision and control over the results of work performed by Consultant to ensure satisfactory performance, including the right to inspect, the right to stop work, the right to make suggestions or recommendations as to the details of the work, and the right to propose modifications to the work.

4. Compensation. As consideration for the performance of the Services hereunder, upon the date of the execution and delivery of this Agreement the Client shall pay to the Consultant the sum of One Million Six Hundred and Fifty Thousand US Dollars $1,650,000 in cash via Bank Wire Transfer payable in for Marketing Program Regarding SMX starting on Monday February 26th 2024. Payment is for the whole 6 months period, will be made as part of the distribution of funds in a capital raise made by the Client and will be non-refundable and include all expenses of Consultant in the provision of the services (including any payment to third parties).

5. Termination. This Agreement may be terminated, with or without cause, by the Client at any time by written notice to the other Party.

6. Work Product and IP. All information and materials produced for the Client shall be the property of the Client, free and clear of all claims thereto by the Consultant, and the Consultant shall have no claim of authorship therein.

All intellectual property and related material, including any trade secrets, moral rights, goodwill, relevant registrations or applications for registration, and rights in any patent, copyright, trademark, trade dress, industrial design and trade name (the “Intellectual Property”) that is developed or produced under this Agreement, will be the sole property of the Client. The use of the Intellectual Property by the Client will not be restricted in any manner, but any use that includes any details of Consultant must be preapproved by Consultant.

The Consultant may not use the Intellectual Property for any purpose other than that contracted for in this Agreement except with the written consent of the Company. The Consultant will be responsible for any and all damages resulting from the unauthorized use of the Intellectual Property.

Upon the expiry or termination of this Agreement, the Consultant will return to the Company any property, documentation, records, or Confidential Information which is the property of the Company.

7. Information. In connection with Consultant’s performance of its Services, Consultant will rely on the Company’s press releases and the Company’s most recent reports, if any, filed with the Securities and Exchange Commission (collectively, the “Company Information”). The Client hereby acknowledges and agrees that, in performing its Services hereunder, Consultant will be using and relying on the Company Information without independent verification thereof. The Client, by its authorization or approval of the Advertisement and its release, represents and warrants to Consultant that, to its knowledge, the Advertisement is complete and correct in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading. The Client agrees to promptly notify Consultant upon the occurrence of any material adverse change in the business or affairs of the Company or upon the occurrence of any event which causes Client to believe that the Advertisement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading.

Consultant covenants and agrees to the non-disclosure provisions set forth in Annex B hereto

8. No Broker-Dealer Activities. The Client acknowledges that it understands that Consultant is not a registered broker-dealer or investment advisor and will not engage in any activities on behalf of the Client that require it to be registered as a broker-dealer or investment advisor. Nothing contained herein shall be deemed a commitment or undertaking of any kind on the part of Consultant or any of its affiliates to underwrite, sell, place or purchase any securities, to provide any debt or equity financing or to participate in any transaction, or a recommendation to buy or sell any securities.

Consultant represents and warrants that Consultant: (a) is, and each of its agents is, skilled and experienced in providing the services hereunder (the “Services”), and will perform the Services in a professional and workmanlike manner customary in the industry; (b) will, and each of its agents will, perform the Services in accordance with normally accepted standards and in compliance with the terms and conditions of this Agreement and all applicable laws, ordinances and regulations; (c) has not, and none of its agents has, been subject to any disciplinary actions by any applicable financial accrediting bodies including Nasdaq, the Securities and Exchange Commission (SEC), Financial Industry Regulatory Authority (FINRA), and related, or other similar entities, nor been subject to any other restrictions or sanctions related to allegations of professional misconduct; (d) is free to enter into this Agreement, and is under no obligation to any third party which would prevent Consultant from carrying out the duties and obligations contemplated hereunder; (e) does not have any other conflict of interest which might interfere with Consultant’s independent judgment or objectivity in the performance of Services hereunder and (f) possesses all relevant licenses and authorizations that may be required in order to perform the Services.

Consultant shall immediately notify Company in writing if, at any time during the term of this Agreement, (a) any representation or warranty of Consultant contained in this Agreement shall no longer be true and correct, or (b) Consultant becomes aware of any known, suspected, or alleged violation of law or breach of agreement by Company, by Consultant, or by any third party relating to the Services or the Company.

9. Disclaimer of Responsibility. In no event or circumstances shall the Consultant be liable or be made liable for any expense incurred or loss suffered by the Company as a consequence of Consultant’s performance of the Services, except for those actions caused by negligent acts or omissions of Consultant or Consultant’s employees. In no event shall Consultant be liable for any indirect, incidental, special or consequential damages, whether in an action in contract or in tort.

Subject to the limits of coverage provided by any relevant insurance policies, and as allowed by law, each Party commits to defend and protect the other Party, including their directors, shareholders, affiliates, officers, agents, employees, and any authorized successors and assigns, from and against all claims, losses, damages, liabilities, penalties, punitive damages, costs, reasonable attorney fees, and expenses of any kind, which are caused by or result from any action or failure to act by the indemnifying party, or its directors, shareholders, affiliates, officers, agents, employees, and authorized successors and assigns, in relation to this Agreement. This obligation to indemnify shall continue even after the termination of this Agreement.

10. [Reserved].

11. Representations. Each party hereto represents that it is not a party to any existing agreement that will conflict with this Agreement and it has the full power, authority and ability to enter into this Agreement.

12. Notices. Any notice or other communication required or permitted to be given to either party hereunder shall be in writing and shall be given to such party at such party’s address set forth below or such other address as such party may hereafter specify by notice in writing to the other party. Any such notice or other communication shall be addressed as aforesaid and given by (a) e-mail, (b) hand delivery, or (c) reputable overnight courier. Any notice or other communication will be deemed to have been duly given (i) upon answer by email or otherwise, confirming the receipt, (ii) on the date of service if served personally or (iii) on the business day after delivery to an overnight courier service or by sending of an electronic communication, provided the notifying party specifies next day delivery and receipt of delivery has been confirmed:

If to the Client:

SMX (Security Matters) Public Limited Company

Mespil House, Sussex Road, Dublin 4 Ireland

Email: info@securitymattersltd.com

Attention: Haggai Alon

With a copy (which shall not be deemed service of process by itself, but without which service will not be deemed made) to: Doron Afik, Esq., Chief Legal, doron@afiklaw.com, 103 Hahashmonaim St., Tel Aviv, IsraelIf to Consultant:

IR Agency LLC

23 Downing Street, Newark NJ 07105 E-mail: [Raf@ir.agency]

13.Waiver of Breach. Any waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by any party.

14. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by either party hereto without the prior written consent of the other party, which will not be delayed or withheld unreasonably. Any assignment without such consent, when required, shall have no legal validity; subject to the foregoing, this Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns.

15. Governing Law and Jurisdiction. The internal laws, without regard to conflicts of laws principles, of the State of Delaware shall govern all questions concerning the construction, validity, interpretation and performance of this Agreement. Each party voluntarily submits to the exclusive jurisdiction of the United States District Court, , in any action or proceeding with respect to this Agreement, but if such Court lacks subject matter jurisdiction then each party voluntarily submits to the exclusive jurisdiction of the courts sitting in the State of Delaware , having subject matter jurisdiction. Each party hereto waives, and agrees not to assert, any objection that it may have to the location of the aforesaid Delaware court in which an action or proceeding has been commenced in connection with this Agreement and further waives any right it may have to a trial by jury. The Client agrees that it may be served by registered mail with process at its address set forth herein in Section 11 above for the giving of notice, as from time to time changed on notice duly given.

16. Entire Agreement. This Agreement contains the complete agreement between the parties with respect to the subject matter hereof and supersedes any prior proposals, understandings, agreements or representations by or between the parties, written or oral.

17. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held by any court of competent jurisdiction to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

18. Waiver and Modification. Any waiver, alteration, or modification of any of the provisions of this Agreement shall be valid only if made in writing through an amendment (“Amendment” of this Agreement and signed by the parties hereto.

19. Counterparts and Facsimile Signatures. This Agreement may be executed in one or more counterparts, any one of which need not contain the signatures of more than one party, and all such counterparts taken together shall constitute one and the same instrument. Any signature on this Agreement communicated by facsimile transmission shall be binding upon the party transmitting it. Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a party hereto shall constitute a valid and binding execution and delivery of this Agreement by such party. Such facsimile copies shall constitute enforceable original documents.

IN WITNESS WHEREOF, the parties hereto have a duly executed and delivered this Agreement, effective as of the date set forth above.

IR Agency LLC

By:	/s/ Rafael Pereira
Print Name:	Rafael Pereira

SMX (Security Matters) Public Limited Company

By:	Haggai Alon
Print Name:	Haggai Alon
Position ceo:

Annex A: Scope of Service:

Funds will be allocated to the following, subject to change at any time by agreement of the Company:

1- Financial Websites (Google, Facebook, 3rd party proprietary sites) that currently have an audience interested in finding out about undervalued opportunities in the micro-cap space.

2- Analyst, Editor, Web Developer and Copywriter to develop marketing materials that will be delivered to interested leads that have opted in to received information

3- Creating a digital marketing (launch) campaign via email, SMS and Social channels introducing potential investors to Client (NASDAQ: SMX).

4- Internal databases of Consultant and paid to a third party who funds these databases, which include over 100,000 subscribers who have showed interest in finding out about micro-cap companies.

Annex B: Confidentiality

Covenants of Consultant

Consultant covenants for itself and its affiliates as follows:

●	Non-Disclosure. Client may disclose to Consultant, or Consultant may otherwise receive access to, Confidential Information (defined below).Consultant and its Representatives (defined below) shall use the Confidential Information solely in performance of the Services pursuant to this Agreement. and during the Term of this Agreement, and for a period of one (1) year thereafter, regardless of how this Agreement is terminated, subject to next succeeding paragraph, shall not disclose or permit access to Confidential Information other than to its affiliates and its or their employees, attorneys and accountants (collectively, “Representatives”) who: (a) need access to such Confidential Information in connection with the provision of the Services; (b) are informed of its confidential nature; and (c) are bound by confidentiality obligations no less protective of the Confidential Information than the terms contained herein. Consultant shall safeguard the Confidential Information from unauthorized use, access, or disclosure using at least the degree of care it uses to protect its most sensitive information and no less than a commercially reasonable degree of care. Consultant shall promptly notify Client in writing of any unauthorized use or disclosure of Confidential Information and use its best efforts to prevent further use or disclosure. Consultant shall be responsible for any breach of this Agreement caused by its Representatives. The term “Confidential Information” means all non-public, proprietary, or confidential information of Client disclosed, including but not limited to any trade secrets, in oral, visual, written, electronic, or other tangible or intangible form, whether or not marked or designated as “confidential,” and all notes, analyses, summaries, and other materials prepared by Recipient or any of its Representatives that contain, are based on, or otherwise reflect, to any degree, any of the foregoing; provided, however, that Confidential Information does not include any information that: (a) is or becomes generally available to the public other than as a result of Consultant’s or its Representatives’ act or omission; (b) is obtained by Consultant or its Representatives on a non-confidential basis from a third party that was not legally or contractually restricted from disclosing such information; or (c) Consultant establishes by documentary evidence, was or is independently developed by Consultant or its Representatives without using any Confidential Information.

All written and oral information and material disclosed or provided by the Client to the Consultant under this Agreement is Confidential Information regardless of whether it was provided before or after the date of this Agreement or how it was provided to the Consultant.

If Consultant or any of its Representatives is required by a valid legal order to disclose any Confidential Information, Consultant shall, before such disclosure, notify Client of such requirements so that Client may seek a protective order or other remedy, and Consultant shall assist Client therewith. If Consultant remains legally compelled to make such disclosure, it shall: (a) only disclose that portion of the Confidential Information that, in the opinion of its legal counsel, Consultant is required to disclose; (b) cooperate with Client to prevent or limit such disclosure, and (c) use reasonable efforts to ensure that such Confidential Information is afforded confidential treatment.

Consultant acknowledges and agrees that any breach of this Agreement will cause irreparable harm and injury to Client for which money damages would be an inadequate remedy and that, in addition to remedies at law, Client is entitled to equitable relief as a remedy for any such breach. Consultant waives any claim or defense that Client has an adequate remedy at law in any such proceeding.

●	Non-Solicitation of Customers. Consultant agrees with Client that during the Term of this Agreement and for a period of one (1) year thereafter, regardless of how this Agreement is terminated, none of Consultant nor its affiliates and agents shall not, directly or indirectly, solicit or induce, or attempt to solicit or induce, any person or entity that was a client or customer of Client, to seek or obtain veterinary services from any provider of veterinary services other than Client.

●	Non-Solicitation of Vendors. Consultant agrees with Client that during the Term of this Agreement and for a period of one (1) year thereafter, regardless of how this Agreement is terminated, none of Consultant nor its affiliates and agents shall not, directly or indirectly, solicit or induce, or attempt to solicit or induce, any person or entity that was a vendor or service provider of Client, to modify, delay, terminate, or otherwise alter any existing vendor or service provider relationship with Client.

●	Non-disparagement. Consultant agrees with Client that during the Term of this Agreement and for a period of one (1) year thereafter, regardless of how this Agreement is terminated, that the Consultant and its affiliates and agents will not make, publish, or communicate to any person or entity or in any public forum any maliciously false, defamatory or disparaging remarks, comments, or statements concerning Client or any of Client’s products or services, or any of its employees, directors or officers.

●	Trading restrictions. During the Term of this Agreement, and for a period of one (1) year thereafter, regardless of how this Agreement is terminated, Consultant and its affiliates and agents will not (i) acquire (or propose or agree to acquire), of record or beneficially, by purchase or otherwise, any debt or equity security of Client or any of its subsidiaries, or rights or options to acquire interests in any of Client’s debt or equity securities; (ii) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any debt or equity securities of Client or any securities convertible into or exercisable or exchangeable for shares of capital stock of Client; or (iii) engage in any “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of any debt or equity security or any stock pledge, forward sales contract, option, put, call, swap or similar hedging transaction with respect to any securities of the Client.

Representations and Warranties of Consultant Consultant represents and warrants:

●	It is a limited liability company, duly organized, validly existing, and in good standing under the laws of the State of New Jersey;

●	Consultant has the requisite personal and legal authority and legal capacity to enter into this Agreement and perform the Services hereunder;

●	there exist no impediments or restraints, contractual or otherwise on the Consultant’s power, right or ability to enter into this Agreement and to perform its duties and obligations as provided for under this Agreement;

●	the performance of the Consultant’s obligations as provided for under this Agreement do not and will not violate or conflict with any agreement relating to confidentiality, nondisclosure, non-competition, non-solicitation or exclusive employment to which the Consultant is or was subject;

●	this Agreement has been executed, and delivered by Consultant and constitutes the legal, valid, and binding obligation of Consultant, enforceable against Consultant in accordance with its terms[, except as may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws and equitable principles related to or affecting creditors’ rights generally or the effect of general principles of equity;

●	the execution, delivery, and performance of this Agreement by Consultant will not violate, conflict with, require consent under or result in any breach or default under any material applicable law;

●	the Consultant has the resources, skill, experience, and qualifications to perform all of the Services under this Agreement in a professional and workmanlike manner, in accordance with generally recognized industry standards for similar services, and will perform the Services in a professional and workmanlike manner customary in the industry;

●	the Consultant will perform the Services in compliance with the terms and conditions of this Agreement and all applicable laws, ordinances and regulations;

●	the Consultant has not been

subject to any disciplinary actions by any applicable financial accrediting bodies including Nasdaq, the Securities and Exchange Commission, Financial Industry Regulatory Authority, and related, or other similar entities, nor been subject to any other restrictions or sanctions related to allegations of professional misconduct;

convicted, within ten (10) years of the date hereof, of any felony or misdemeanor in connection with the purchase or sale of any security, involving the making of any false filing with the SEC; or arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment advisor or paid solicitor of purchasers of securities (each of the foregoing, a “Prohibited Act”);

subject to any order, judgment or decree of any court of competent jurisdiction, entered within five (5) years of the date hereof, that, on the date hereof, restrains or enjoins you from engaging or continuing to engage in any conduct or practice in connection with a Prohibited Act;

suspended or expelled from membership in, or suspended or barred from association with a member of, a securities self-regulatory organization, registered national securities exchange or registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade; or

subject to a United States Postal Service false representation order entered within five (5) years of the date hereof, or are you, on the date hereof, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations; and

the Consultant does not have any other conflict of interest which might interfere with Consultant’s independent judgment or objectivity in the performance of Services hereunder.